Exhibit 99.2

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2002-3

Section 5.2 - Supplement				Distribution Date:	02/17/2009
				Period Type:	Revolving

(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed

		Class A Note Interest Requirement	581,115.15
		Class B Note Interest Requirement	75,376.26
		Net Class C Note Interest Requirement	150,521.43		807,012.84

(iii)		Collections of Principal Receivables			230,102,196.53

(iv)		Collections of Finance Charge Receivables			17,461,512.89

(v)		Aggregate Amount of Principal Receivables			9,729,826,978.56
		Investor Interest			1,500,000,000.00
		Adjusted Interest			1,500,000,000.00
		Floating Investor Percentage			15.42%
		Fixed Investor Percentage			15.42%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days			95.65%
		30 to 59 days			1.26%
		60 to 89 days			0.99%
		90 or more days			2.10%

		Total Receivables			100.00%

(vii)		Investor Default Amount			8,175,974.12

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			625,000.00

(xi)		Portfolio Yield (Net of Defaulted Receivables)			17.17%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			16,222,957.90

(xvii)	Note Rate	Class A	0.50313%
		Class B	0.78313%
		Class C	1.36313%
(xviii)	Spread Account				15,000,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President

Chase Bank USA, N.A.

Monthly Certificateholder’s Statement

Chase Credit Card Master Trust

Series 2003-4

Section 5.2 - Supplement				Distribution Date:	02/17/2009
				Period Type:	Revolving

(i)		Monthly Principal Distributed	0.00		0.00

(ii)		Monthly Interest Distributed
		Class A Note Interest Requirement	319,949.82
		Class B Note Interest Requirement	45,736.03
		Net Class C Note Interest Requirement	85,910.81		451,596.66

(iii)		Collections of Principal Receivables			111,216,061.66

(iv)		Collections of Finance Charge Receivables			8,439,731.23

(v)		Aggregate Amount of Principal Receivables			9,729,826,978.56
		Investor Interest			725,000,000.00
		Adjusted Interest			725,000,000.00
		Floating Investor Percentage			7.45%
		Fixed Investor Percentage			7.45%

(vi)		Receivables Delinquent (As % of Total Receivables)
		Current to 29 days			95.65%
		30 to 59 days			1.26%
		60 to 89 days			0.99%
		90 or more days			2.10%

		Total Receivables			100.00%

(vii)		Investor Default Amount			3,951,720.83

(viii)		Investor Charge-Offs			0.00

(ix)		Reimbursed Investor Charge-Offs			0.00

(x)		Net Investor Servicing Fee			302,083.33

(xi)		Portfolio Yield (Net of Defaulted Receivables)			7.17%

(xii)		Reallocated Principal Collections			0.00

(xiii)		Accumulation Shortfall			0.00

(xiv)		Principal Funding Investment Proceeds			0.00

(xv)		Principal Funding Investment Shortfall			0.00

(xvi)		Available Investor Finance Charge Collections			7,835,564.56

(xvii)	Note Rate	Class A	0.57313%
		Class B	0.98313%
		Class C	1.58313%
(xviii)	Spread Account				7,250,000.00

By:	/s/ PATRICIA M. GARVEY
Name:	Patricia M. Garvey
Title:	Vice President